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                                                                   EXHIBIT 24.2


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Matria Healthcare, Inc. for the registration of 772,032 shares of its common stock and to the incorporation by reference therein of our report dated February 22, 1996, except for note 13, the date of which is March 8, 1996, with respect to the consolidated financial statements and schedules of Tokos Medical Corporation (Delaware) included in its Form 8-K/A Amendment No. 1 To Form 8-K filed March 22, 1996 with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP


Orange County, California
August 28, 1996